Exhibit 10.44

FIRST AMENDMENT TO LEASE

This agreement is made as of this 13 th day of March, 2003 by and between Kingfisher, LLC, (hereinafter the "Landlord") and Mechanical Technology Incorporated (hereinafter the "Tenant").

PRELIMINARY STATEMENT

The Landlord and Tenant entered into a lease (The "Lease") dated April 2, 2001 for certain Premises at 431 New Karner Road, Albany, New York, consisting of 15,098 Net Usable Square Feet. Landlord desires to rent and Tenant desires to lease, under the terms and conditions of the Lease except as modified herein, an additional portion of the Building consisting of 8,413 Net Usable Square Feet of space located in the middle section of Building "A".

Accordingly, the parties agree to amend and modify the Lease as hereinafter set forth:

Leased Property: The 15,098 Net Useable Square Feet in Section 1.01 is increased by 8,413 Net Useable Square Feet to a total of 23,511 Net Useable Square Feet. The additional 8,413 Net Useable Square Feet, hereinafter referred to as "Additional Premises", is shown on attached plan, Amendment Exhibit "A".

Base Rent For

Additional Premises: The Base Rent for the Additional Premises shall be $9.50 per sq. ft. or $79,923.50 per year for the balance of the Initial Lease Term remaining. Base Rent for the Additional Premises for the option term shall be as per Section 25.17.

Tenant's Improvements: Tenant will construct all improvements to Additional Premises, as per plans and specifications developed by Tenant and approved by Landlord, in accordance with the provisions of the Lease. During construction period, Tenant will provide builder's risk insurance to cover Tenant's improvements.

Landlord's Contribution To

Tenant's Improvements: Upon Tenant's receipt of Certificate of Occupancy for Additional Premises, Landlord will pay Tenant an allowance of up to $85,000 for Tenant's costs of improvements to the Additional Premises. Additionally, at Tenant's option, Landlord will pay Tenant an allowance of up to an additional $110,000 for Tenant's cost of improvements to the Additional Premises. Tenant will reimburse Landlord, as additional Base Rent, the sum of the additional $110,000 used amortized at the annual rate of 8.25% over the term remaining between the Commencement of the Base Rent for the Additional Premises and June 21, 2006, end of Initial Lease Term.

Landlord's Work: Landlord will do demolition, including demolition of existing bathrooms, to provide Additional Premises in shell condition framing exposed, replace existing double glass doors in rear of Additional Premises, refit existing double glass doors in front of Additional Premises and relocate existing Tenant, Inverter's Unlimited, from rear portion of Additional Premises to other space within Property. Landlord will complete Landlord's work within 60 days of date of this Amendment. Landlord, by giving Tenant's 30 days written notice, may extend this 60 days period by an additional 30 days.

Commencement Of Base Rent,

Additional Rent Payments &

Other Terms & Conditions: Base Rent and Additional Rent for Additional Premises shall commence on the earlier of the date Tenant occupies the Additional Premises or 30 days after completion of Tenant's Improvement but in no event later than 150 days after completion of Landlord's work. All other terms and conditions of the Lease for the Additional Premises shall commence upon completion of Landlord's work.

Proportionate Share Of

Common Area Costs: The numerator of "15,098" square feet in Paragraph two of Section 8.09 and the Tenant's Leaseable Area of "15,098" in Exhibit F shall both be changed to "23,511."

Except as modified herby, all terms and conditions of the Lease are hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Modification to Lease as of the day and year first above written.

Landlord:

KINGFISHER, LLC

s/Edward L. Hoe, Jr.___________

By: Edward L. Hoe, Jr. Manager

Tenant:

MECHANICAL TECHNOLOGY, INCORPORATED

s/Cynthia A. Scheuer

By: Cynthia A. Scheuer, VP and CFO